Exhibit 99.1

For Immediate Release

Company Contact:	David Weinberg Chief Operating Officer, Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100

Investor Relations:	Andrew Greenebaum (310) 829-5400

SKECHERS ANNOUNCES THREE-FOR-ONE STOCK SPLIT

SUBJECT TO STOCKHOLDER APPROVAL

MANHATTAN BEACH, CA. – August 21, 2015 – SKECHERS USA, Inc. (NYSE:SKX), a global leader in footwear, today announced that its Board of Directors has approved a three-for-one split of the Company’s Class A and Class B common stock that will be distributed in the form of a stock dividend.

The stock split is subject to stockholder approval of an amendment to the Company’s Certificate of Incorporation to increase the authorized number of Class A and Class B shares. The stockholder vote is expected to take place at a special meeting of stockholders currently scheduled for September 24, 2015. If the Company’s stockholders approve the authorization of additional shares, the stock dividend will be distributed to the stockholders of record as of the close of business on October 2, 2015, with a payment date of October 15, 2015.

“Our decision to adopt this stock split is another indication of our confidence in our business model worldwide, which we believe will continue to generate profitable growth and strong cash flows,” stated Robert Greenberg, Skechers chief executive officer. “We are looking forward to continuing to deliver our broad-based collection of men’s, women’s and kids’ footwear to the global market. Personally, I have never been more confident and excited about the future of Skechers.”

About SKECHERS USA, Inc.

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a diverse range of lifestyle footwear for men, women and children, as well as performance footwear for men and women. SKECHERS footwear is available in the United States and over 120 countries and territories worldwide via department and specialty stores, more than 1,100 SKECHERS retail stores, and the Company’s e-commerce website. The Company manages its international business through a network of global distributors, joint venture partners in Asia, and 12 wholly-owned subsidiaries in Brazil, Canada, Chile, Japan and throughout Europe. For more information, please visit skechers.com and follow us on Facebook (facebook.com/SKECHERS) and Twitter (twitter.com/SKECHERSUSA).

This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s future growth and financial results and operations. Forward-looking statements can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include international economic, political and market conditions including the uncertainty of sustained recovery in Europe; entry into the highly competitive performance footwear market; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2014 and its quarterly report on Form 10-Q for the three months ended June 30, 2015. The risks included here are not exhaustive. The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time and the companies cannot predict all such risk factors, nor can the companies assess the impact of all such risk factors on their respective businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

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